                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

                        Date of Report: February 15, 2000

                        (Date of Earliest Event Reported)


                            WIND RIVER SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

     Delaware                    0-21342                    94-2873391
(State of jurisdiction)      (Commission File No.)     (IRS Employer
                                                       Identification No.)


                               500 Wind River Way
                                Alameda, CA 94501
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (510) 748-4100

Item 5.  Other Events

         On February 15, 2000, Wind River Systems, Inc. ("Wind River") completed its acquisition of Integrated Systems, Inc. ("ISI") in a stock-for-stock transaction. ISI was acquired pursuant to an Agreement and Plan of Merger and Reorganization, dated as of October 21, 1999 (the "Merger Agreement"), by and among Wind River, ISI and University Acquisition Corp., a wholly owned subsidiary of Wind River ("Merger Sub"). Pursuant to the Merger Agreement, Merger Sub was merged with and into ISI, with ISI being the surviving corporation (the "Merger"). As a result of the Merger, ISI became a wholly owned subsidiary of Wind River. In connection with the Merger: (a) each outstanding share of ISI common stock was exchanged for .92 of a share of Wind River common stock, resulting in the issuance of an aggregate of 22,499,895 shares of Wind River common stock for all outstanding shares of ISI common stock, and (b) all options to purchase shares of ISI common stock outstanding immediately prior to the consummation of the Merger were converted into options to purchase shares of Wind River common stock. An aggregate of 4,133,128 Wind River shares have been reserved for the exercise of stock options, determined by multiplying the number of ISI shares subject to stock options by the exchange ratio set forth above. The merger is being accounted for as a pooling of interests.

         The terms of the transaction were approved by the Boards of Directors of Wind River, ISI and Merger Sub.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

           On February 28, 2000, Wind River filed a Form 8-K to report its acquisition of ISI. Pursuant to Item 7 of Form 8-K, Wind River indicated that it would file certain financial information no later than the date required by Item 7 of Form 8-K. This Amendment No. 1 is filed to provide the required financial information.

(a)      Financial Statements of Business Acquired

         See Exhibit 99.2 for the audited financial statements of Integrated Systems, Inc.

(b)      Pro Forma Combined Financial Information

         The following unaudited pro forma combined financial statements give effect to the merger of Wind River and ISI to be accounted for under the pooling-of-interests method. The accompanying unaudited pro forma combined balance sheet gives effect to the merger of Wind River and ISI as if such transaction occurred on January 31, 2000. The unaudited pro forma combined statements of operations give effect to the merger of Wind River and ISI as of the earliest period presented by combining the results of operations of Wind River for the years ended January 31, 1998 and 1999 with the results of operations of ISI for the years ended February 28, 1998 and 1999, respectively. Prior to the merger of Wind River and ISI, ISI's fiscal year ended on the last day of February. In presenting the merger of Wind River and ISI in these pro forma combined financial statements, ISI's consolidated financial statements as of and for each of the two years in the period ended February 28, 1999 have been combined with Wind River's consolidated financial statements as of and for each of the two years in the period ended January 31, 1999. ISI is expected to change its fiscal year-end to January 31 to conform to Wind River's year-end. As a result, an adjustment has been made to stockholders' equity as of January 31, 1999, to eliminate the effect of including ISI's unaudited results of operations for the month ended February 28, 1999 in the year ended January 31, 2000.

         The accompanying pro forma combined financial statements do not extend through the date of consummation of the business combination; however, they will become the historical consolidated financial statements of the combined company after financial statements covering the date of consummation of the business combination are issued.

         The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

                            WIND RIVER SYSTEMS, INC.
                   UNAUDITED SUPPLEMENTAL COMBINED BALANCE SHEET

                                 (IN THOUSANDS)

                                                                                      INTEGRATED
                                                                       WIND RIVER     SYSTEMS
                                                                       -----------  ------------
                                                                                                  PRO FORMA   PRO FORMA
                                                                           JANUARY 31, 2000       ADJUSTMENTS COMBINED
                                                                       -------------------------  ----------  ---------
ASSETS
Current Assets:
  Cash and Cash Equivalents........................................... $  58,621    $  19,906     $    (598)  $  77,929
  Short-Term Investments..............................................    25,383          328                    25,711
  Accounts Receivable, net of allowances..............................    48,621       31,111          (146)     79,586
  Prepaid and Other Current Assets....................................    21,893       13,482                    35,375
                                                                       ---------    ----------    ----------  ---------
      Total Current Assets...........................................    154,518       64,827          (744)    218,601

Investments..........................................................    184,572       24,345                   208,917
Land and Equipment, net..............................................     35,755       20,576                    56,331
Other Assets.........................................................      8,621       37,710          (834)     45,497
Restricted Cash......................................................     39,744           --                    39,744
                                                                       ---------    ----------    ----------  ---------
      Total Assets...................................................  $ 423,210    $ 147,458     $  (1,578)  $ 569,090
                                                                       =========    ==========    ==========  =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts Payable...................................................  $   6,393    $   4,158                   $10,551
  Line of Credit.....................................................      5,094           --                     5,094
  Accrued Liabilities................................................     11,059       11,228                    22,287
  Accrued Compensation...............................................     10,335        7,575                    17,910
  Income Taxes Payable...............................................      9,862           --          (281)      9,581
  Deferred Revenue...................................................     24,476       24,925                    49,401
                                                                       ---------    ----------    ----------  ---------
      Total Current Liabilities......................................     67,219       47,886          (281)    114,824

Deferred Taxes Payable...............................................     12,408           --          (834)     11,574
Long-Term Debt.......................................................         --          598                       598
Convertible Subordinated Notes.......................................    140,000           --                   140,000
                                                                       ---------    ----------    ----------  ---------
      Total Liabilities..............................................    219,627       48,484        (1,115)    266,996
                                                                       ---------    ----------    ----------  ---------

Minority Interest in Consolidated Subsidiary.........................        878           --                       878

Stockholders' Equity:
  Common Stock.......................................................         43           --                        43
  Additional Paid in Capital.........................................    140,715       75,457                   216,172
  Loan to Stockholder................................................     (1,900)          --                    (1,900)
  Treasury Stock at Cost.............................................    (29,488)          --                   (29,488)
  Accumulated Other Comprehensive Income (Loss)......................     18,300       (1,801)                   16,499
  Retained Earnings..................................................     75,035       25,318          (463)     99,890
                                                                       ---------    ----------    ----------  ---------
      Total Stockholders' Equity.....................................    202,705       98,974          (463)    301,216
                                                                       ---------    ----------    ----------  ---------
        Total Liabilities and Stockholders' Equity...................  $ 423,210    $ 147,458     $  (1,578)  $ 569,090
                                                                       =========    ==========    ==========  =========

See the accompanying notes to unaudited pro forma combined financial statements.

                            WIND RIVER SYSTEMS, INC.
                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                 (IN THOUSANDS)

                                                                                          INTEGRATED
                                                                            WIND RIVER    SYSTEMS
                                                                            -----------  ------------
                                                                            JANUARY 31,   FEBRUARY 28,  PRO FORMA
                                                                               1999          1999       COMBINED
                                                                            -----------  ------------  ----------
ASSETS
Current Assets:
  Cash and Cash Equivalents...............................................   $  42,837    $   19,079   $   61,916
  Short-Term Investments..................................................      11,043         9,554       20,597
  Accounts Receivable, net of allowances..................................      30,926        28,431       59,357
  Prepaid and Other Current Assets........................................      10,598         7,615       18,213
                                                                             ---------    ----------   ----------
      Total Current Assets................................................      95,404        64,679      160,083

Investments...............................................................     158,628        49,698      208,326
Land and Equipment, net...................................................      31,513        18,633       50,146
Other Assets..............................................................      10,011        10,025       20,036
Restricted Cash...........................................................      34,157            --       34,157
                                                                             ---------    ----------   ----------
      Total Assets........................................................   $ 329,713    $  143,035   $  472,748
                                                                             =========    ==========   ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts Payable........................................................   $   3,472    $    4,761   $    8,233
  Accrued Liabilities.....................................................      10,005        10,668       20,673
  Accrued Compensation....................................................       6,030         6,250       12,280
  Income Taxes Payable....................................................         445         2,562        3,007
  Deferred Revenue........................................................      17,318        18,003       35,321
                                                                             ---------    ----------   ----------
      Total Current Liabilities...........................................      37,270        42,244       79,514

Convertible Subordinated Notes............................................     140,000            --      140,000
                                                                             ---------    ----------   ----------
      Total Liabilities...................................................     177,270        42,244      219,514
                                                                             ---------    ----------   ----------

Minority Interest in Consolidated Subsidiary..............................         551            --          551

Stockholders' Equity:
  Common Stock............................................................          42            --           42
  Additional Paid in Capital..............................................     126,855        59,848      186,703
  Treasury Stock at Cost..................................................     (25,491)           --      (25,491)
  Accumulated Other Comprehensive Income (Loss)...........................      (2,155)         (759)      (2,914)
  Retained Earnings.......................................................      52,641        41,702       94,343
                                                                             ---------    ----------   ----------
      Total Stockholders' Equity..........................................     151,892       100,791      252,683
                                                                             ---------    ----------   ----------
        Total Liabilities and Stockholders' Equity........................   $ 329,713    $  143,035   $  472,748
                                                                             =========    ==========   ==========

See the accompanying notes to unaudited pro forma combined financial statements.

                            WIND RIVER SYSTEMS, INC.
           UNAUDITED SUPPLEMENTAL COMBINED STATEMENT OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                             INTEGRATED
                                                               WIND RIVER    SYSTEMS
                                                               -----------  ------------
                                                                     YEAR ENDED             PRO FORMA      PRO FORMA
                                                                  JANUARY 31, 2000          ADJUSTMENTS    COMBINED
                                                               -------------------------   ------------   ----------
Revenues:
  Products...................................................   $ 125,529    $   86,042     $    (893)    $ 210,678
  Services...................................................      45,581        59,803            (8)      105,376
                                                                ---------    ----------     ---------     ---------
      Total Revenues.........................................     171,110       145,845          (901)      316,054

Cost of Revenues:
  Products...................................................      11,796        16,782          (180)       28,398
  Services...................................................      20,508        22,854                      43,362
                                                                ---------    ----------     ---------     ---------
      Total Cost of Revenues.................................      32,304        39,636          (180)       71,760

      Gross Profit...........................................     138,806       106,209          (721)      244,966

Operating Expenses:
  Selling and Marketing......................................      60,962        62,280            23       123,265
  Product Development and Engineering........................      29,659        25,642                      55,301
  General and Administrative.................................      17,544        17,982        (1,580)       33,946
  Acquisition-Related and Other..............................          --         8,462         1,436         9,898
  Amortization of Intangible Assets..........................          --         5,528           144         5,672
                                                                ---------    ----------     ---------     ---------
      Total Operating Expenses...............................     108,165       119,894            23       228,082

Income (Loss)from Operations.................................      30,641       (13,685)         (744)       16,212
Other Income (Expense):
  Interest Income............................................      15,378         3,557                      18,935
  Interest Expense and Other.................................      (9,112)           --                      (9,112)
  Minority Interest in Consolidated Subsidiary...............        (327)           --                        (327)
                                                                ---------    ----------     ---------     ---------
      Total Other Income.....................................       5,939         3,557            --         9,496
                                                                ---------    ----------     ---------     ---------
Income (Loss) before Provision (Benefit) for Income Taxes....      36,580       (10,128)         (744)       25,708
Provision (Benefit) for Income Taxes.........................      14,109         1,517          (281)       15,345
                                                                ---------    ----------     ---------     ---------

      Net Income (Loss)....................................     $  22,471    $  (11,645)    $    (463)   $   10,363
                                                                =========    ==========     =========     =========
Net Income (Loss) per Share:
  Basic......................................................        0.53         (0.50)                 $     0.16
  Diluted....................................................        0.49         (0.50)                 $     0.15
Weighted average common and common equivalent shares:
  Basic......................................................      41,674        23,285                      63,096
  Diluted....................................................      44,778        23,285                      67,029


See the accompanying notes to unaudited pro forma combined financial statements.

                            WIND RIVER SYSTEMS, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                             INTEGRATED
                                                               WIND RIVER     SYSTEMS
                                                               -----------   -----------
                                                                      YEAR ENDED
                                                               -------------------------
                                                               JANUARY 31,  FEBRUARY 28,     PRO FORMA     PRO FORMA
                                                                   1999         1999         ADJUSTMENTS   COMBINED
                                                              ------------   -----------   ------------   ----------
Revenues:
  Products...................................................   $  98,844    $   76,622     $  (3,674)    $ 171,792
  Services...................................................      33,058        56,882         3,424        93,364
                                                                ---------    ----------     ---------     ---------
      Total Revenues.........................................     131,902       133,504          (250)      265,156

Cost of Revenues:
  Products...................................................       8,896        16,169          (866)       24,199
  Services...................................................      12,999        22,323           616        35,938
                                                                ---------    ----------     ---------     ---------
      Total Cost of Revenues.................................      21,895        38,492          (250)       60,137

      Gross Profit...........................................     110,007        95,012            --       205,019

Operating Expenses:
  Selling and Marketing......................................      45,968        48,743        (1,025)       93,686
  Product Development and Engineering........................      19,147        18,625                      37,772
  General and Administrative.................................       8,282        12,940           917        22,139
  Acquisition-Related and Other..............................          --         8,507                       8,507
  Amortization of Intangible Assets..........................          --           523           108           631
                                                                ---------    ----------     ---------     ---------
      Total Operating Expenses...............................      73,397        89,338            --       162,735

Income from Operations.......................................      36,610         5,674            --        42,284

Other Income (Expense):
  Interest Income............................................      13,679         4,962                      18,641
  Interest Expense and Other.................................      (8,727)           --                      (8,727)
  Minority Interest in Consolidated Subsidiary...............        (151)           --                        (151)
                                                                ---------    ----------     ---------     ---------
      Total Other Income.....................................       4,801         4,962            --         9,763
                                                                ---------    ----------     ---------     ---------
Income before Provision for Income Taxes.....................      41,411        10,636            --        52,047
Provision for Income Taxes...................................      15,788         1,003                      16,791
                                                                ---------    ----------     ---------     ---------

      Net Income.............................................   $  25,623    $    9,633     $      --     $  35,256
                                                                =========    ==========     =========     =========
Net Income per Share:
  Basic......................................................        0.64          0.42                   $    0.57
  Diluted....................................................        0.58          0.40                   $    0.54
Weighted average common and common equivalent shares:
  Basic......................................................      40,267        23,138                      61,554
  Diluted....................................................      43,843        23,840                      65,776

See the accompanying notes to unaudited pro forma combined financial statements.

                            WIND RIVER SYSTEMS, INC.
             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                             INTEGRATED
                                                               WIND RIVER     SYSTEMS
                                                               -----------  ------------
                                                                      YEAR ENDED
                                                               -------------------------
                                                               JANUARY 31,  FEBRUARY 28,    PRO FORMA     PRO FORMA
                                                                  1998          1998       ADJUSTMENTS    COMBINED
                                                               -----------  ------------  -------------  -----------
Revenues:
  Products...................................................   $  68,380    $   68,619     $  (5,448)    $ 131,551
  Services...................................................      25,390        51,850         5,228        82,468
                                                                ---------    ----------     ---------     ---------
      Total Revenues.........................................      93,770       120,469          (220)      214,019

Cost of Revenues:
  Products...................................................       6,349        14,373          (220)       20,502
  Services...................................................       9,633        27,430                      37,063
                                                                ---------    ----------     ---------    ---------
      Total Cost of Revenues.................................      15,982        41,803          (220)       57,565

      Gross Profit...........................................      77,788        78,666            --       156,454

Operating Expenses:
  Selling and Marketing......................................      33,226        42,701        (1,977)       73,950
  Product Development and Engineering........................      12,898        18,823                      31,721
  General and Administrative.................................       6,792        11,161         1,977        19,930
  Acquired in-process Research and Development...............      15,159            --                      15,159
  Amortization of Intangible Assets..........................          --           688                         688
                                                                ---------    ----------     ---------     ---------
      Total Operating Expenses...............................      68,075        73,373            --       141,448

Income from Operations.......................................       9,713         5,293            --        15,006

Other Income (Expense):
  Interest Income............................................       7,743         3,908                      11,651
  Interest Expense and Other.................................      (4,213)           --                      (4,213)
  Minority Interest in Consolidated Subsidiary...............         (88)           --                         (88)
                                                                ---------    ----------     ---------     ---------
      Total Other Income.....................................       3,442         3,908            --         7,350
                                                                ---------    ----------     ---------     ---------
Income before Provision for Income Taxes.....................      13,155         9,201            --        22,356
Provision for Income Taxes...................................       8,829         3,128                      11,957
                                                                ---------    ----------     ---------     ---------
      Net Income.............................................   $   4,326    $    6,073     $      --     $  10,399
                                                                =========    ==========     =========     =========
Net Income per Share:
  Basic......................................................        0.11          0.26                   $    0.17
  Diluted....................................................        0.10          0.25                   $    0.16
Weighted average common and common equivalent shares:
  Basic......................................................      38,915        23,237                      60,293
  Diluted....................................................      43,567        24,078                      65,719

See the accompanying notes to unaudited pro forma combined financial statements.

                            Wind River Systems, Inc.
           Notes to Unaudited Pro Forma Combined Financial Statements


1.       Basis of Presentation

         The accompanying condensed combined financial statements and related notes of Wind River Systems, Inc. ("Wind River") are unaudited. However, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of the financial position and results of operations for the periods presented have been included. These condensed combined financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the fiscal year ended January 31, 1999 included in Wind River's Annual Report on Form 10-K.

         In accordance with the rules and regulations of the Securities and Exchange Commission, unaudited condensed combined financial statements may omit or condense certain information and disclosures normally required for a complete set of financial statements prepared in accordance with generally accepted accounting principles. However, Wind River believes that the notes to the condensed combined financial statements contain disclosures adequate to make the information presented not misleading.

         The condensed combined financial statements include the accounts of Wind River and its wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the recorded amounts reported in the unaudited condensed combined financial statements and accompanying notes. A change in the facts and circumstance surrounding these estimates could result in a change to the estimates and impact future operating results.

         Certain amounts in the fiscal year 1999 condensed combined financial statements have been reclassified to conform to the fiscal year 2000 presentation.


2.       Periods Presented

         Wind River's fiscal year ends on January 31. Prior to the merger, ISI's fiscal year ended on the last day of February. ISI changed its year-end to January 31 to conform to Wind River's year-end. The accompanying unaudited pro forma statements of operations information gives effect to the merger of Wind River and ISI as if such merger occurred as of the beginning of the earliest period presented. The pro forma combined statement of operations for the year ending January 31, 1998 reflect the results of operations of Wind River for the year ended January 31, 1998, combined with the results of operations of ISI for the year ended February 28, 1998. The pro forma combined statement of operations for the year ending January 31, 1999 reflect the results of operations of Wind River for the year ended January 31, 1999, combined with the results of operations of ISI for the year ended February 28, 1999. The supplemental combined statement of operations for the year ending January 31, 2000 reflect the results of operations of Wind River for the year ended January 31, 2000, which includes the results of operations for the year ending December 31, 1999 of Wind River's international subsidiaries, combined with the results of operations of ISI for the year ended January 31, 2000, which includes the results of operations for the year ending December 31, 1999 of ISI's international subsidiaries. An adjustment has been made to stockholders' equity as of January 31, 1999, to eliminate the effect of including ISI's unaudited results of operations for the month ended February 28, 1999 in the year ended January 31, 2000.

         The pro forma combined balance sheet as of January 31, 1999, combines the assets, liabilities and stockholders' equity of Wind River at January 31, 1999 with the assets, liabilities and stockholders' equity of ISI as of February 28, 1999. The supplemental combined balance sheets as of January 31, 2000, combine the assets, liabilities and stockholders' equity of Wind River at January 31, 2000 with the assets, liabilities and stockholders' equity of ISI as of January 31, 2000.

                            Wind River Systems, Inc.
           Notes to Unaudited Pro Forma Combined Financial Statements


         The supplemental combined financial statements reflect the issuance of a total of approximately 22,499,895 shares of Wind River's common stock for all of the outstanding shares of ISI's outstanding common stock as of February 15, 2000, which reflects an exchange ratio of .92 of a share of Wind River's common stock for each share of ISI's common stock.

3.       Merger & Transition Costs

         Wind River and ISI incurred approximately $4.0 million of costs associated with the merger, including $3.0 million for legal, accounting and other professional consulting fees and $1.0 million for investment banking fees, which have been recorded in Prepaid and Other Current Assets at January 31, 2000 and will be charged to operations in the first quarter of fiscal year 2001. An additional $11.0 million of transaction costs have been incurred in the first quarter of fiscal year 2001, of which $9.4 million was associated with investment banking fees. It is estimated that a further $6.0 million of merger costs will be incurred in the first quarter of fiscal year 2001, primarily relating to severance payments.

         The foregoing estimate is a forward looking statement that involves risks and uncertainties. Actual results could differ materially due to factors such as timing and number of employee terminations, consolidation and relocation of operations and associated costs.

4.       Pro Forma Adjustments

         The following pro forma adjustments have been made to the historical financial statements of Wind River and ISI based upon assumptions made by management for the purpose of preparing the unaudited pro forma combined condensed financial statements.

          (a) To eliminate intercompany royalties and costs associated with product sold to Wind River by ISI.

          (b) To reclass revenues, bad debt expense and international general and administrative expenses to conform to Wind River's presentation, for the years ended January 31, 1999 and 1998, and amortization of intangibles for the years ended January 31, 2000 & 1999.

          (c)      To align the international entity year ends.

          (d)      To reclass tax asset for appropriate GAAP presentation.

5.       Pro Forma Net Income Per Share

         The pro forma combined basic net income per share is based on the combined weighted average number of common shares of Wind River's common stock and ISI's common stock outstanding for each period, calculated using the exchange ratio that resulted in the issuance of 22,499,895 shares of Wind River common stock for all of the outstanding shares of ISI as of February 15, 2000. All employee stock options have been included in the computation of pro forma combined diluted net income per share using the treasury stock method to the extent such instruments were dilutive for the periods presented.

                            Wind River Systems, Inc.
          Notes to Unaudited Pro Forma Combined Financial Statements


6.       Segment and Geographic Information

         Wind River operates in one industry segment - technology for embedded operating systems. Management uses one measure of profitability for its business. Wind River markets its products and related services to customers in the United States, Canada, Europe and Asia Pacific. Internationally, Wind River markets its products and services primarily through its subsidiaries and various distributors. Revenues are attributed to geographic areas based on the country in which the customer is domiciled. The distribution of revenues and assets by geographic location is as follows:

(In thousands)                                           REVENUE
---------------------------------------------------------------------------------
                                                          PRO FORMA     PRO FORMA
                                    WIND RIVER    ISI     ADJUSTMENTS   COMBINED
                                    ----------    ---     -----------   ---------
Fiscal year ended January 31, 2000:
   North America                    $113,799    $ 85,117    $  (180)    $198,736
   Japan                              26,411      16,469                  42,880
   Other International                30,900      44,259       (721)      74,438
----------------------------------------------------------------------------------
   Total                            $171,110    $145,845    $  (901)   $ 316,054
----------------------------------------------------------------------------------
Fiscal year ended January 31, 1999:
   North America                    $ 90,289    $ 77,063    $  (250)    $167,102
   Japan                              17,018      16,916                  33,934
   Other International                24,595      39,525                  64,120
----------------------------------------------------------------------------------
   Total                            $131,902    $133,504    $  (250)    $265,156
----------------------------------------------------------------------------------
Fiscal year ended January 31, 1998:
   North America                    $ 66,845    $ 70,559    $  (220)    $137,184
   Japan                               8,504      18,473                  26,977
   Other International                18,421      31,437                  49,858
----------------------------------------------------------------------------------
   Total                            $ 93,770    $120,469    $  (220)    $214,019
----------------------------------------------------------------------------------

                            Wind River Systems, Inc.
           Notes to Unaudited Pro Forma Combined Financial Statements

(In thousands)                                  ASSETS
---------------------------------------------------------------------
                                                          PRO FORMA     PRO FORMA
                                   WIND RIVER     ISI     ADJUSTMENTS   COMBINED
                                   ----------     ---     -----------   ---------
January 31, 2000:
   North America                    $355,751    $116,282   $   (834)    $471,199
   Japan                              25,596       6,121                  31,717
   Other International                41,863      25,055       (744)      66,174
--------------------------------------------------------------------------------
   Total                            $423,210    $147,458   $ (1,578)    $569,090
--------------------------------------------------------------------------------
January 31, 1999:
   North America                    $298,739    $123,029                $421,768
   Japan                              12,043       6,301                  18,344
   Other International                18,931      13,705                  32,636
--------------------------------------------------------------------------------
   Total                            $329,713    $143,035         --     $472,748
--------------------------------------------------------------------------------
January 31, 1998:
   North America                    $270,003    $108,838                $378,841
   Japan                               7,196       6,950                  14,146
   Other International                13,642      12,332                  25,974
--------------------------------------------------------------------------------
   Total                            $290,841    $128,120         --     $418,961
--------------------------------------------------------------------------------

Other International consists of the revenues and assets of operations in Europe and Asia Pacific, excluding Japan.

(c)  Exhibits

         The following exhibits are filed herewith or are incorporated by reference to exhibits previously filed with the Commission.



       EXHIBIT
       NUMBER                            DESCRIPTION
--------------------------------------------------------------------------------

         2.1* Agreement and Plan of Merger and Reorganization, dated as of October 21, 1999, among Wind River Systems, Inc., University Acquisition Corp. and Integrated Systems, Inc. (incorporated by reference to Exhibit 2.1 to Wind River System's Inc's Registration Statement on Form S-4 (No. 333-91545) filed November 23, 1999, as amended).

         99.1* Press release titled "Wind River Announces the Completion of its Acquisition of Integrated Systems", dated
                  February 15, 2000.

         99.2* Integrated Systems, Inc. Annual Report on Form 10-K/405 for the year ended February 28, 1999, dated as of May 26, 1999 (incorporated by reference, File No. 000-18268, filed by Integrated Systems, Inc. on May 28, 1999.)

         ----------------------------
         * Previously filed.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              WIND RIVER SYSTEMS, INC.


Dated:  March 31, 2000                     By: /s/ RICHARD W. KRABER
                                                 -------------------------------
                                                      Richard W. Kraber
                                                      Chief Financial Officer

                                  EXHIBIT INDEX


       EXHIBIT
       NUMBER                            DESCRIPTION
--------------------------------------------------------------------------------

         2.1* Agreement and Plan of Merger and Reorganization, dated as of October 21, 1999, among Wind River Systems, Inc., University Acquisition Corp. and Integrated Systems, Inc. (incorporated by reference to Exhibit 2.1 to Wind River System's Inc's Registration Statement on Form S-4 (No. 333-91545) filed November 23, 1999, as amended).

         99.1* Press release titled "Wind River Announces the Completion of its Acquisition of Integrated Systems", dated
                  February 15, 2000.

         99.2* Integrated Systems, Inc. Annual Report on Form 10-K/405 for the year ended February 28, 1999, dated as of May 26, 1999 (incorporated by reference, File No. 000-18268, filed by Integrated Systems, Inc. on May 28, 1999.)

         ----------------------------
         * Previously filed.